Exhibit 10.1
SECOND AMENDED AND RESTATED HUDSON PACIFIC PROPERTIES, INC.
AND HUDSON PACIFIC PROPERTIES, L.P.
2010 INCENTIVE AWARD PLAN
PERFORMANCE UNIT AGREEMENT

In consideration of the mutual agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Hudson Pacific Properties, L.P., a Maryland limited partnership (the “Partnership”), hereby issues to [______] (the “Participant”), as of [______], an award of Performance Units (as defined in the Partnership Agreement) under the Plan and pursuant to the terms herein (the “Award”). The Performance Units constitute Profits Interest Units as defined in the Plan.
ARTICLE I.
DEFINITIONS
The capitalized terms below shall have the following meanings for purposes of this Agreement. Additional defined terms are set forth on Appendix I. Capitalized terms that are used but not defined herein or in Appendix I shall have the meanings specified in the Plan.
1.1“Cause” shall have the meaning provided in the Employment Agreement.
1.2“Change in Control” shall have the meaning provided in the Plan, but shall not include subclause (b) of such defined term.
1.3“Disability” shall have the meaning provided in the Employment Agreement.
1.4“Employment Agreement” means that certain [[Second] Amended and Restated] employment agreement by and among the Company, Hudson Pacific Properties, L.P. and the Participant effective January 1, 2020, as amended from time to time.
1.5“Good Reason” shall have the meaning provided in the Employment Agreement.
1.6“Partnership Agreement” means the Fifth Amended and Restated Agreement of Limited Partnership of Hudson Pacific Properties, L.P., as amended from time to time.
1.7“Plan” means the Second Amended and Restated Hudson Pacific Properties, Inc. and Hudson Pacific Properties, L.P. 2010 Incentive Award Plan, as amended from time to time.
1.8“Qualifying Termination” means a termination of the Participant’s Employee status by the Company without Cause, by the Participant for Good Reason or due to the Participant’s death or Disability.
ARTICLE II.
TERMS OF AWARD
This Award represents the rights to: (i) vest in a number of Performance Units determined by reference to the Operational Performance and Relative TSR Performance actually attained by the Company during the Performance Period, and (ii) receive a cash payment equal to the dividends declared by the Company during the Performance Period with respect to a number of Performance Units that become Vested Performance Units in accordance with this Agreement, in each case, subject to the performance, vesting, payment, forfeiture and other terms and conditions set forth in this Agreement.
2.1Issuance of Performance Units.
(a)Issuance of Award. The Partnership hereby issues to the Participant [___] Performance Units (the “Performance Units”), subject to the vesting and other terms and conditions of

Exhibit 10.1
this Agreement. This Award is issued pursuant to the Plan and in consideration of the Participant’s agreement to provide services to or for the benefit of the Partnership. If not already a Partner, the Partnership hereby admits the Participant as a Partner of the Partnership on the terms and conditions set forth herein, in the Plan and in the Partnership Agreement. The Partnership and the Participant acknowledge and agree that the Performance Units are hereby issued to the Participant for the performance of services to or for the benefit of the Partnership in his or her capacity as a Partner or in anticipation of the Participant becoming a Partner. Upon receipt of the Award, the Participant shall, automatically and without further action on his or her part, be deemed to be a party to, signatory of and bound by the Partnership Agreement. At the request of the Partnership, the Participant shall execute the Partnership Agreement or a joinder or counterpart signature page thereto. The Participant acknowledges that the Partnership may from time to time issue or cancel (or otherwise modify) Performance Units and/or other equity interests in accordance with the terms of the Partnership Agreement. The Award shall have the rights, voting powers, restrictions, limitations as to distributions, qualifications and terms and conditions of redemption and conversion set forth herein, in the Plan and in the Partnership Agreement.
2.2Vesting of Award.
(a)General. Subject to Sections 2.2(b) and 2.2(c) hereof, the number of Performance Units that vest as of the completion of the Performance Period shall be determined as set forth in Appendix I attached hereto, subject to the Participant’s continued status as an Employee through the end of the Performance Period.

(b)Qualifying Termination. Notwithstanding the foregoing or anything contained herein or in the Employment Agreement to the contrary, and subject to the execution and delivery of a general release in accordance with the terms and conditions set forth in Section 4(a) of the Employment Agreement, in the event of a Qualifying Termination during the Performance Period, then the number of Performance Units that vest and become Vested Performance Units shall equal the greater of (x) 50% of the Performance Units and (y) the number of Performance Units that would vest based on actual achievement, through the Qualifying Termination, of each Operational Performance Goal and the Relative TSR Performance. Any Performance Units that do not become fully vested in accordance with the preceding sentence shall automatically be cancelled and forfeited as of the date of the Qualifying Termination without payment of any consideration therefor, and the Participant shall have no further right to or interest in such Performance Units.

(c)Change in Control. Notwithstanding the foregoing or anything contained in the Employment Agreement to the contrary, in the event that the Performance Period ends upon a Change in Control and the Participant remains in continuous employment with the Company (or its Affiliates) until immediately prior to such Change in Control, then the number of Performance Units that vest and become Vested Performance Units shall equal the greater of (x) 50% of the Performance Units and (y) the number of Performance Units that would vest based on actual achievement, through the Change in Control, of each Operational Performance Goal and the Relative TSR Performance. Any Performance Units that do not become fully vested in accordance with the preceding sentence shall automatically be cancelled and forfeited as of the date of the Change in Control without payment of any consideration therefor, and the Participant shall have no further right to or interest in such Performance Units.

2.3Performance Period Dividend Equivalent Payment. In addition to any Performance Units that vest in accordance with Section 2.2 hereof, the Participant shall be entitled to a cash payment, payable as soon as practicable after the Vesting Date, but in no event later than the fifteenth (15th) day of the third (3rd) month following the Vesting Date, in an amount equal to the excess of (a) the aggregate dividends (including both ordinary and extraordinary dividends) declared by the Company and with a record date that occurs between [______] and the applicable Vesting Date, in respect of a number of shares of Common Stock equal to the number of Vested Performance Units (the “Performance Period Dividend Equivalent”), over (b) the amount of any distributions made by the Partnership pursuant to Section 19.4.A of the Partnership Agreement to the Participant during the Performance Period in respect of the Performance Units (including distributions in respect of any Performance Units forfeited pursuant to Section 2.4 hereof). The Participant shall not be entitled to any payment under this Section 2.3 if the amount of distributions made by the Partnership as described in subclause (b) above is greater than the aggregate dividends declared as described in subclause (a) above. Any Performance Period Dividend

Exhibit 10.1
Equivalents granted in connection with this Award, and any amounts that may become distributable in respect thereof, shall be treated separately from the Performance Units and the rights arising in connection therewith for purposes of the designation of time and form of payments required by Section 409A of the Code.
2.4Forfeiture. All Performance Units that do not vest based on the failure to achieve Performance Goals, and the Performance Period Dividend Equivalents granted in tandem with such PSUs under this Agreement, shall be forfeited and terminated as of the Vesting Date. In addition, upon the Participant’s Termination of Service as an Employee during the Performance Period for any reason other than a Qualifying Termination, the Participant shall forfeit all rights and interest under this Agreement and the Award without further action on the part of the Company, the Partnership or the Participant and without payment of consideration therefor, which forfeiture shall include, without limitation, any rights or interest in the Performance Units and/or any Performance Period Dividend Equivalent (other than any distributions made pursuant to Section 19.4.A of the Partnership Agreement).
ARTICLE III.
PERFORMANCE UNITS AND PARTNERSHIP AGREEMENT

3.1Performance Units Subject to Partnership Agreement; Transfer Restrictions.
(a)The Award and the Performance Units are subject to the terms of the Plan and the terms of the Partnership Agreement, including, without limitation, the restrictions on transfer of Units (including, without limitation, Performance Units) set forth in Articles 11 and 19 of the Partnership Agreement. Any permitted transferee of the Award or Performance Units shall take such Award or Performance Units subject to the terms of the Plan, this Agreement, and the Partnership Agreement. Any such permitted transferee must, upon the request of the Partnership, agree to be bound by the Plan, the Partnership Agreement, and this Agreement, and shall execute the same on request, and must agree to such other waivers, limitations, and restrictions as the Partnership or the Company may reasonably require. Any Transfer of the Award or Performance Units which is not made in compliance with the Plan, the Partnership Agreement and this Agreement shall be null and void and of no effect.
(b)Without the consent of the Administrator (which it may give or withhold in its sole discretion), the Participant shall not sell, pledge, assign, hypothecate, transfer, or otherwise dispose of (collectively, “Transfer”) any unvested Performance Units or any portion of the Award attributable to such unvested Performance Units (or any securities into which such unvested Performance Units are converted or exchanged), other than by will or pursuant to the laws of descent and distribution (the “Transfer Restrictions”); provided, however, that the Transfer Restrictions shall not apply to any Transfer of unvested Performance Units or of the Award to the Partnership or the Company.
(c)Notwithstanding anything to the contrary contained herein, the Participant shall not, without the consent of the Administrator (which shall not be unreasonably withheld), Transfer any Vested Performance Units or convert the Performance Units into Partnership common units prior to the second anniversary of the Vesting Date (the “Post-Vesting Transfer Restrictions”); provided, however, that the Post-Vesting Transfer Restrictions shall not apply to (i) any Transfer of Performance Units to the Partnership or the Company (including by means of a redemption), (ii) any Transfer in satisfaction of any withholding obligations with respect to the Award, (iii) any Transfer following the Participant’s Termination of Service, including without limitation by will or pursuant to the laws of descent and distribution or (iv) any Transfer upon the occurrence of, and in connection with, a Change in Control with respect to the Performance Units (or such earlier time as is necessary in order for the Participant to participate in such Change in Control transaction with respect to the Performance Units and receive the consideration payable with respect thereto in connection with such Change in Control).
3.2Covenants, Representations and Warranties. The Participant hereby represents, warrants, covenants, acknowledges and agrees on behalf of the Participant and his or her spouse, if applicable, that:
(a)Investment. The Participant is holding the Award and the Performance Units for the Participant’s own account, and not for the account of any other Person. The Participant is holding the

Exhibit 10.1
Award and the Performance Units for investment and not with a view to distribution or resale thereof except in compliance with applicable laws regulating securities.
(b)Relation to the Partnership. The Participant is presently an executive officer and employee of, or consultant to, the Partnership or a Subsidiary, or is otherwise providing services to or for the benefit of the Partnership, and in such capacity has become personally familiar with the business of the Partnership.
(c)Access to Information. The Participant has had the opportunity to ask questions of, and to receive answers from, the Partnership with respect to the terms and conditions of the transactions contemplated hereby and with respect to the business, affairs, financial conditions, and results of operations of the Partnership.
(d)Registration. The Participant understands that the Performance Units have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), and the Performance Units cannot be transferred by the Participant unless such transfer is registered under the Securities Act or an exemption from such registration is available. The Partnership has made no agreements, covenants or undertakings whatsoever to register the transfer of the Performance Units under the Securities Act. The Partnership has made no representations, warranties, or covenants whatsoever as to whether any exemption from the Securities Act, including, without limitation, any exemption for limited sales in routine brokers’ transactions pursuant to Rule 144 of the Securities Act, will be available. If an exemption under Rule 144 is available at all, it will not be available until at least six months from issuance of the Award and then not unless the terms and conditions of Rule 144 have been satisfied.
(e)Public Trading. None of the Partnership’s securities are presently publicly traded, and the Partnership has made no representations, covenants or agreements as to whether there will be a public market for any of its securities.
(f)Tax Advice. The Partnership has made no warranties or representations to the Participant with respect to the income tax consequences of the transactions contemplated by this Agreement (including, without limitation, with respect to the decision of whether to make an election under Section 83(b) of the Code), and the Participant is in no manner relying on the Partnership or its representatives for an assessment of such tax consequences. Participant hereby recognizes that the Internal Revenue Service has proposed regulations under Sections 83 and 704 of the Code that may affect the proper treatment of the Performance Units for federal income tax purposes. In the event that those proposed regulations are finalized, the Participant hereby agrees to cooperate with the Partnership in amending this Agreement and the Partnership Agreement, and to take such other action as may be required, to conform to such regulations. Participant hereby further recognizes that the U.S. Congress is considering legislation that would change the federal tax consequences of owning and disposing of Performance Units. The Participant is advised to consult with his or her own tax advisor with respect to such tax consequences and his or her ownership of the Performance Units.
3.3Capital Account. The Participant shall make no contribution of capital to the Partnership in connection with the Award and, as a result, the Participant’s Capital Account balance in the Partnership immediately after its receipt of the Performance Units shall be equal to zero, unless the Participant was a Partner in the Partnership prior to such issuance, in which case the Participant’s Capital Account balance shall not be increased as a result of its receipt of the Performance Units.
3.4Redemption Rights. Notwithstanding the contrary terms in the Partnership Agreement, Partnership Units which are acquired upon the conversion of the Performance Units shall not, without the consent of the Partnership (which may be given or withheld in its sole discretion), be redeemed pursuant to Section 15.1 of the Partnership Agreement within two years of the date of the issuance of such Performance Units.
3.5Section 83(b) Election. The Participant covenants that the Participant shall make a timely election under Section 83(b) of the Code (and any comparable election in the state of the Participant’s residence) with respect to the Performance Units covered by the Award, and the Partnership hereby consents to the making of such election(s). In connection with such election, the Participant and the

Exhibit 10.1
Participant’s spouse, if applicable, shall promptly provide a copy of such election to the Partnership. Instructions for completing an election under Section 83(b) of the Code and a form of election under Section 83(b) of the Code are attached hereto as Exhibit A. The Participant represents that the Participant has consulted any tax advisor(s) that the Participant deems advisable in connection with the filing of an election under Section 83(b) of the Code and similar state tax provisions. The Participant acknowledges that it is the Participant’s sole responsibility, and not the Company’s or the Partnership’s, to timely file an election under Section 83(b) of the Code (and any comparable state election), even if the Participant requests that the Company or the Partnership, or any representative of the Company or the Partnership, make such filing on the Participant’s behalf. The Participant should consult his or her tax advisor to determine if there is a comparable election to file in the state of his or her residence.
3.6Ownership Information. The Participant hereby covenants that so long as the Participant holds any Performance Units, at the request of the Partnership, the Participant shall disclose to the Partnership in writing such information relating to the Participant’s ownership of the Performance Units as the Partnership reasonably believes to be necessary or desirable to ascertain in order to comply with the Code or the requirements of any other appropriate taxing authority.
3.7Execution and Return of Documents and Certificates. At the Company’s or the Partnership’s request, the Participant hereby agrees to promptly execute, deliver and return to the Partnership any and all documents or certificates that the Company or the Partnership deems necessary or desirable to effectuate the cancellation and forfeiture of the unvested Performance Units and the portion of the Award attributable to the unvested Performance Units, and/or to effectuate the transfer or surrender of such unvested Performance Units and portion of the Award to the Partnership.
3.8Taxes. The Partnership and the Participant intend that (i) the Performance Units be treated as a “profits interest” as defined in Internal Revenue Service Revenue Procedure 93-27, as clarified by Revenue Procedure 2001-43, (ii) the issuance of such units not be a taxable event to the Partnership or the Participant as provided in such revenue procedure, and (iii) the Partnership Agreement, the Plan and this Agreement be interpreted consistently with such intent. In furtherance of such intent, effective immediately prior to the issuance of the Performance Units, the Partnership may revalue all Partnership assets to their respective gross fair market values, and make the resulting adjustments to the “Capital Accounts” (as defined in the Partnership Agreement) of the partners, in each case as set forth in the Partnership Agreement. The Company, the Partnership or any Subsidiary may withhold from the Participant’s wages, or require the Participant to pay to such entity, any applicable withholding or employment taxes resulting from the issuance of the Award hereunder, from the vesting or lapse of any restrictions imposed on, or payment with respect to, the Award, or from the ownership or disposition of the Performance Units.
3.9Remedies. The Participant shall be liable to the Partnership for all costs and damages, including incidental and consequential damages, resulting from a disposition of the Award or the Performance Units which is in violation of the provisions of this Agreement. Without limiting the generality of the foregoing, the Participant agrees that the Partnership shall be entitled to obtain specific performance of the obligations of the Participant under this Agreement and immediate injunctive relief in the event any action or proceeding is brought in equity to enforce the same. The Participant will not urge as a defense that there is an adequate remedy at law
3.10Restrictive Legends. Certificates evidencing the Award, to the extent such certificates are issued, may bear such restrictive legends as the Partnership and/or the Partnership’s counsel may deem necessary or advisable under applicable law or pursuant to this Agreement, including, without limitation, the following legends or any legends similar thereto:
“The securities represented hereby have not been registered under the Securities Act of 1933, as amended (the “Securities Act”). Any transfer of such securities will be invalid unless a Registration Statement under the Securities Act is in effect as to such transfer or in the opinion of counsel for Hudson Pacific Properties, L.P. (the “Partnership”) such registration is unnecessary in order for such transfer to comply with the Securities Act.”

Exhibit 10.1
“The securities represented hereby are subject to forfeiture, transferability and other restrictions as set forth in (i) a written agreement with the Partnership, (ii) the Second Amended & Restated Hudson Pacific Properties, Inc. and Hudson Pacific Properties, L.P. 2010 Incentive Award Plan and (iii) the Fifth Amended and Restated Agreement of Limited Partnership of Hudson Pacific Properties, L.P., in each case, as has been and as may in the future be amended (or amended and restated) from time to time, and such securities may not be sold or otherwise transferred except pursuant to the provisions of such documents.”

3.11Restrictions on Public Sale by the Participant. To the extent not inconsistent with applicable law, the Participant agrees not to effect any sale or distribution of the Performance Units or any similar security of the Company or the Partnership, or any securities convertible into or exchangeable or exercisable for such securities, including a sale pursuant to Rule 144 under the Securities Act, during the 14 days prior to, and for a period of up to 90 days beginning on, the date of the pricing of any public or private debt or equity securities offering by the Company or the Partnership (except as part of such offering), if and to the extent requested in writing by the Partnership or the Company in the case of a non-underwritten public or private offering or if and to the extent requested in writing by the managing underwriter or underwriters (or initial purchaser or initial purchasers, as the case may be) and consented to by the Partnership or the Company, which consent may be given or withheld in the Partnership’s or the Company’s sole and absolute discretion, in the case of an underwritten public or private offering (such agreement to be in the form of a lock-up agreement provided by the Company, the Partnership, managing underwriter or underwriters, or initial purchaser or initial purchasers, as the case may be).
ARTICLE IV.
MISCELLANEOUS
4.1Adjustments. The Operational Performance Goals are based upon, among other things, (i) certain assumptions about the future business of the Company, (ii) a management model prepared by the Company for the projected business of the Company and its Affiliates and (iii) the continued application of accounting policies used by the Company as of the first day of the Performance Period. Accordingly, in the event that, after such date, the Administrator determines that any acquisition or disposition of any portfolio property by the Company and/or its Affiliates, any dividend or other distribution (whether in the form of cash, common stock, other securities, or other property), any unusual or nonrecurring transactions or events affecting the Company or the financial statements of the Company, or changes in Applicable Laws, or changes in generally accepted accounting principles applicable to, or the accounting policies used by, the Company occur, such that an adjustment is determined by the Administrator to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available with respect to the Awards, then the Administrator may in good faith and in such manner as it may deem equitable, adjust the applicable “Threshold Level”, “Target Level” and/or “Maximum Level” with respect to the applicable Operational Performance Goal to reflect the effect or projected effect of such transaction(s) or event(s) on such performance levels.
4.2Section 409A.
(a)To the extent applicable, this Agreement shall be interpreted in accordance with Section 409A of the Code and Department of Treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued after the effective date of this Agreement. Notwithstanding any provision of this Agreement to the contrary, in the event that following the effective date of this Agreement, the Company or the Partnership determines that the Award may be subject to Section 409A of the Code and related Department of Treasury guidance (including such Department of Treasury guidance as may be issued after the effective date of this Agreement), the Company or the Partnership may adopt such amendments to this Agreement or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, that the Company or the Partnership determines are necessary or appropriate to (a) exempt the Award from Section 409A of the Code and/or preserve the intended tax treatment of the benefits provided with respect to the Award, or (b) comply with the requirements of Section 409A of the Code and related Department of Treasury guidance; provided, however, that this Section 4.2 shall not create any obligation on the part of the Company, the Partnership or any Subsidiary to adopt any such

Exhibit 10.1
amendment, policy or procedure or take any such other action, and none of the Company, the Partnership or any Subsidiary shall have any obligation to indemnify any person for any taxes imposed under or by operation of Section 409A of the Code.
(b)Potential Six-Month Delay. Notwithstanding anything to the contrary in this Agreement, no amounts shall be paid to the Participant under this Agreement during the six-month period following the Participant’s “separation from service” to the extent that the Administrator determines that the Participant is a “specified employee” (each within the meaning of Section 409A of the Code) at the time of such separation from service and that paying such amounts at the time or times indicated in this Agreement would be a prohibited distribution under Code Section 409A(a)(2)(b)(i). If the payment of any such amounts is delayed as a result of the previous sentence, then on the first business day following the end of such six-month period (or such earlier date upon which such amount can be paid under Section 409A of the Code without being subject to such additional taxes), the Company shall pay to the Participant in a lump-sum all amounts that would have otherwise been payable to the Participant during such six-month period under this Agreement.
4.3Not a Contract of Employment. Nothing in this Agreement or the Plan shall confer upon the Participant any right to continue to serve as an Employee or other service provider of the Company, the Partnership or any of their Affiliates or shall interfere with or restrict in any way the rights of the Company, the Partnership or their Affiliates, which rights are hereby expressly reserved, to discharge or terminate the services of the Participant at any time for any reason whatsoever, with or without Cause, except to the extent expressly provided to the contrary in a written agreement between the Company, the Partnership or an Affiliate, on the one hand, and the Participant on the other.
4.4Governing Law. The laws of the State of Maryland shall govern the interpretation, validity, administration, enforcement and performance of the terms of this Agreement regardless of the law that might be applied under principles of conflicts of laws.
4.5Incorporation of Terms of Plan; Authority of Administrator. This Agreement is subject to the terms and conditions of the Plan, which are incorporated herein by reference, including without limitation Section 13.2 of the Plan. In the event of any inconsistency between the Plan and this Agreement, the terms of the Plan shall control. In accordance with the Plan (and not in limitation of any other provision), the Administrator shall make all determinations under this Agreement in its sole and absolute discretion and all interested parties shall be bound by such determinations.
4.6Conformity to Securities Laws. The Participant acknowledges that the Plan and this Agreement are intended to conform to the extent necessary with all provisions of the Securities Act and the Exchange Act, and any and all regulations and rules promulgated by the Securities and Exchange Commission thereunder, as well as all applicable state securities laws and regulations. Notwithstanding anything herein to the contrary, the Plan shall be administered, and the Award of Performance Units and Performance Period Dividend Equivalents is made, only in such a manner as to conform to such laws, rules and regulations. To the extent permitted by applicable law, the Plan and this Agreement shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.
4.7Amendment, Suspension and Termination. To the extent permitted by the Plan and the Partnership Agreement, this Agreement may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Administrator or the Board, provided, however, that, except as may otherwise be provided by the Plan and the Partnership Agreement, no amendment, modification, suspension or termination of this Agreement shall adversely affect the Award in any material way without the prior written consent of the Participant.
4.8Notices. Notices required or permitted hereunder shall be given in writing and shall be deemed effectively given upon personal delivery or upon deposit in the United States mail by certified mail, with postage and fees prepaid, addressed to the Participant to his address shown in the Company records, and to the Company and the Partnership at their principal executive office(s).
4.9Successors and Assigns. The Company and the Partnership may assign any of its respective rights under this Agreement to single or multiple assignees, and this Agreement shall inure to

Exhibit 10.1
the benefit of the successors and assigns of the Company and the Partnership. Subject to the restrictions on transfer herein set forth, this Agreement shall be binding upon the Participant and his or her heirs, executors, administrators, successors and assigns.
4.10Limitations Applicable to Section 16 Persons. Notwithstanding any other provision of the Plan, the Partnership Agreement or this Agreement, if the Participant is subject to Section 16 of the Exchange Act, then the Plan, the Partnership Agreement, the Award and this Agreement shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3 of the Exchange Act) that are requirements for the application of such exemptive rule. To the extent permitted by applicable law, this Agreement shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.
4.11Entire Agreement. The Plan, the Partnership Agreement and this Agreement (including all exhibits and appendices thereto, if any) constitute the entire agreement of the parties and supersede in their entirety all prior undertakings and agreements of the Company, the Partnership and the Participant with respect to the subject matter hereof. Without limiting the generality of the foregoing, the parties acknowledge and agree that this Agreement embodies their final intent and understanding with respect to the grant of the Award, and supersedes all previous descriptions, discussions, agreements or other materials relating to this Award.
4.12Clawback. This Award shall be subject to any clawback or recoupment policy currently in effect or as may be adopted by the Company or the Partnership, in each case, as may be amended from time to time.
4.13Survival of Representations and Warranties. The representations, warranties and covenants contained in Section 3.2 hereof shall survive the later of the date of execution and delivery of this Agreement or the issuance of the Award.

Exhibit 10.1
By his or her signature and the Partnership’s and the Company’s signature below, the Participant agrees to be bound by the terms and conditions of the Plan and this Agreement. The Participant has reviewed this Agreement and the Plan in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Agreement and fully understands all provisions of this Agreement and the Plan. The Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator of the Plan upon any questions arising under the Plan and/or this Agreement. In addition, by signing below, the Participant acknowledges that the Administrator, in its sole discretion, may satisfy any withholding obligations arising under this Agreement (if any) by any method permitted under the Plan. If the Participant is married, his or her spouse has signed the Consent of Spouse attached to hereto as Exhibit B.

HUDSON PACIFIC PROPERTIES, INC.:		PARTICIPANT:
By:		By:
Print Name:		Print Name:
Title:
Address:		Address:

HUDSON PACIFIC PROPERTIES, L.P.:
By:	Hudson Pacific Properties, Inc.
Its:	General Partner

By:
Print Name:
Title:

Exhibit 10.1
FORM OF SECTION 83(b) ELECTION AND INSTRUCTIONS

These instructions are provided to assist you if you choose to make an election under Section 83(b) of the Internal Revenue Code, as amended, with respect to the Performance Units of Hudson Pacific Properties, L.P. transferred to you. Please consult with your personal tax advisor as to whether an election of this nature will be in your best interests in light of your personal tax situation.

The executed original of the Section 83(b) election must be filed with the Internal Revenue Service not later than 30 days after the grant date. PLEASE NOTE: There is no remedy for failure to file on time. Follow the steps outlined below to ensure that the election is mailed and filed correctly and in a timely manner. PLEASE ALSO NOTE: If you make the Section 83(b) election, the election is irrevocable.

Complete all of the Section 83(b) election steps below:

1.Complete the Section 83(b) election form (sample form follows) and make three copies of the signed election form. (Your spouse, if any, should also sign the Section 83(b) election form.)

2.Prepare a cover letter to the Internal Revenue Service (sample letter included, following election form).

3.Send the cover letter with the originally executed Section 83(b) election form and one copy via certified mail, return receipt requested to the Internal Revenue Service at the address of the Internal Revenue Service where you file your personal tax returns.

•It is advisable that you have the package date-stamped at the post office. Enclose a self-addressed, stamped envelope so that the Internal Revenue Service may return a date-stamped copy to you. However, your postmarked receipt is your proof of having timely filed the Section 83(b) election if you do not receive confirmation from the Internal Revenue Service.

4.One copy must be sent to Hudson Pacific Properties, L.P. for its records.

5.Keep one copy for your files and, if required by applicable law, attach to your federal income tax return for the applicable calendar year.

6.Retain the Internal Revenue Service file stamped copy (when returned) for your records.

Please consult your personal tax advisor for the address of the office of the Internal Revenue Service to which you should mail your election form.

Exhibit 10.1
ELECTION PURSUANT TO SECTION 83(b) OF THE INTERNAL REVENUE CODE TO INCLUDE IN GROSS INCOME THE EXCESS OVER THE PURCHASE PRICE, IF ANY, OF THE VALUE OF PROPERTY TRANSFERRED IN CONNECTION WITH SERVICES
The undersigned hereby elects pursuant to Section 83(b) of the Internal Revenue Code of 1986, as amended, to include in the undersigned’s gross income for the taxable year in which the property was transferred the excess (if any) of the fair market value of the property described below, over the amount the undersigned paid for such property, if any, and supplies herewith the following information in accordance with the Treasury regulations promulgated under Section 83(b):
1.    The name, address and taxpayer identification (social security) number of the undersigned, and the taxable year in which this election is being made, are:
TAXPAYER’S NAME:

TAXPAYER’S SOCIAL SECURITY NUMBER:
ADDRESS:
TAXABLE YEAR:
The name, address and taxpayer identification (social security) number of the undersigned’s spouse are (complete if applicable):
SPOUSE’S NAME:

SPOUSE’S SOCIAL SECURITY NUMBER:
ADDRESS:
2.    The property with respect to which the election is made consists of [______] Performance Units (the “Units”) of Hudson Pacific Properties, L.P. (the “Company”), representing an interest in the future profits, losses and distributions of the Company.
3.    The date on which the above property was transferred to the undersigned was [______].
4.    The above property is subject to the following restrictions: The Units are subject to forfeiture to the extent unvested upon a termination of service with the Company under certain circumstances or in the event that certain performance objectives are not satisfied. These restrictions lapse upon the satisfaction of certain conditions as set forth in an agreement between the taxpayer and the Company. In addition, the Units are subject to certain transfer restrictions pursuant to such agreement and the Fifth Amended and Restated Agreement of Limited Partnership of Hudson Pacific Properties, L.P., as amended (or amended and restated) from time to time, should the taxpayer wish to transfer the Units.
5.    The fair market value of the above property at the time of transfer (determined without regard to any restrictions other than those which by their terms will never lapse) was $0.
6.    The amount paid for the above property by the undersigned was $0.
7.    The undersigned taxpayer will file this election with the Internal Revenue Service office with which taxpayer files his or her annual income tax return not later than 30 days after the date of transfer of the property. A copy of this election will be furnished to the person for whom the services were performed, and, if required by applicable law, a copy will be filed with the income tax return of the undersigned to which this election relates. The undersigned is the person performing the services in connection with which the property was transferred.

Exhibit 10.1

Date: _________________	____________________________________ Name: [______]
Date: _________________	____________________________________ Name of Spouse:

Exhibit 10.1
VIA CERTIFIED MAIL
RETURN RECEIPT REQUESTED

Internal Revenue Service

______________________________________
[Address where taxpayer files returns]

Re: Election under Section 83(b) of the Internal Revenue Code of 1986

Taxpayer: _______________________________
Taxpayer’s Social Security Number: ___________________________
Taxpayer’s Spouse: _________________________________________
Taxpayer’s Spouse’s Social Security Number: ____________________

Ladies and Gentlemen:

Enclosed please find an original and one copy of an Election under Section 83(b) of the Internal Revenue Code of 1986, as amended, being made by the taxpayer referenced above. Please acknowledge receipt of the enclosed materials by stamping the enclosed copy of the Election and returning it to me in the self-addressed stamped envelope provided herewith.

Very truly yours,

___________________________________
<PARTC_NAME>

Enclosures
cc: Hudson Pacific Properties, L.P.

Exhibit 10.1
EXHIBIT B
TO PERFORMANCE UNIT AGREEMENT

CONSENT OF SPOUSE
I, ____________________, spouse of _______________, have read and approve the foregoing Agreement. In consideration of issuing to my spouse the Performance Units of Hudson Pacific Properties, L.P. and Performance Period Dividend Equivalents set forth in the Agreement, I hereby appoint my spouse as my attorney-in-fact in respect to the exercise of any rights under the Agreement and agree to be bound by the provisions of the Agreement insofar as I may have any rights in said Agreement or any Performance Units of Hudson Pacific Properties, L.P. and Performance Period Dividend Equivalents issued pursuant thereto under the community property laws or similar laws relating to marital property in effect in the state of our residence as of the date of the signing of the foregoing Agreement.
Dated: _______________, _____
Signature of Spouse

Exhibit 10.1
APPENDIX I

Vesting of Performance Units
The number of Performance Units that vest on the Vesting Date and become “Vested Performance Units” based on the achievement of Operational Performance Goals attained by the Company during the Performance Period shall be determined by multiplying the number of Aggregate Performance Units by the applicable Relative TSR Performance Vesting Percentage.
The number of “Aggregate Performance Units” with respect to the Operational Performance Period shall be equal to the sum of the number of Banked Performance Units with respect to each Operational Performance Goal. The number of “Banked Performance Units” with respect to each Operational Performance Goal shall be determined by multiplying (i) the product of (x) the number of Performance Units by (y) the applicable Percentage of Performance Units, by (ii) the applicable Operational Performance Vesting Percentage attained during the Operational Performance Period, in each case as determined in accordance with the following tables.

Operational Goal	Percentage of Performance Units
Leasing Volume	40%
Annual Net Debt to Annual Gross Asset Value	30%
G&A to Consolidated Gross Assets	30%

	Leasing Volume	Annual Net Debt to Annual Gross Asset Value	G&A to Consolidated Gross Assets	Operational Performance Vesting Percentage
“Below Threshold”				0%
“Threshold Level”				25%
“Target Level”				50%
“Maximum Level”				100%

In the event that the Operational Performance with respect to an Operational Performance Goal falls between the Threshold Level and the Target Level or between the Target Level and the Maximum Level, the applicable Operational Performance Vesting Percentage shall be determined using straight line linear interpolation between the applicable levels.

Certain Definitions

“Aggregate Dividend” means the aggregate per share dividends that have an ex-dividend date during the Performance Period.

“Annual Gross Asset Value” means the average of the Company’s Quarterly Gross Asset Value for the Operational Performance Period.

“Annual Net Debt” means the average of the Company’s Quarterly Net Debt for the Operational Performance Period.

“Annual Net Debt to Annual Gross Asset Value” means the quotient obtained by dividing (i) the Company’s Annual Net Debt by (ii) the Company’s Annual Gross Asset Value.

Exhibit 10.1
“Company TSR Percentage” means the Company’s growth rate, expressed as a percentage (rounded to the nearest tenth of a percent (0.1%)), determined as the quotient obtained by dividing (i) the sum of the Final Share Price plus the Aggregate Dividend (assuming reinvestment in Common Stock of all dividends comprising the Aggregate Dividend as of the ex-dividend date), by (ii) the Initial Share Price.

“Consolidated Gross Assets” means the Company’s Total Assets (as reflected in its consolidated balance sheet), but excluding the impact of “Accumulated depreciation and amortization”, in each case calculated in accordance with the same methodology to calculate such metric as reported in the Company’s Form 10-K filed with the Securities and Exchange Commission.

“Final Share Price” means the Common Stock’s highest consecutive 10 trading-day trailing average market closing price over the 120-day period ending on (and including) the Vesting Date; provided, however, that (i) if the Performance Period ends upon a Qualifying Termination, the Final Share Price shall mean the Common Stock’s market closing price on the date of such Qualifying Termination and (ii) if the Performance Period ends upon the consummation of a Change in Control, the Final Share Price shall mean the price per Share paid by the acquiror in the Change in Control transaction or, to the extent that the consideration in the Change in Control transaction is paid in stock of the acquiror or its affiliate, then, unless otherwise determined by the Administrator (including in connection with valuing any shares that are not publicly traded), the Final Share Price shall mean the value of the consideration paid per Share based on the average of the closing trading prices of a share of such acquiror stock on the principal exchange on which such shares are then traded for each trading day during the five consecutive trading days ending on and including the date on which a Change in Control occurs.

“G&A” means the Company’s general and administrative expense, calculated in accordance with the same methodology used to calculate such metric as reported in the Company’s Form 10-K filed with the Securities and Exchange Commission, but excluding the impact of this Award and all other awards granted in 2023 under the Plan pursuant to this form of Agreement and the Performance-Based Restricted Stock Unit Award Agreement.

“G&A to Consolidated Gross Assets” means the Company’s G&A for the Operational Performance Period expressed as a percentage of the Company’s Consolidated Gross Assets, as of the last day of the Operational Performance Period.

“In-Service Office Portfolio” means the Company’s [________]-square-foot, in-service office portfolio, as of [______] (such square footage, as may be adjusted during the Operational Performance Period due to re-measurement or re-leasing of the applicable assets, all in the ordinary course of business). For the sake of clarity, measurements with respect to the In-Service Office Portfolio shall be rendered with respect to the assets identified as of [______], regardless of the qualification of additional assets for inclusion within the Company’s in-service office portfolio during the Operational Performance Period.

“Index Return Percentage” means the total shareholder return for the REIT Index during the Performance Period, expressed as a percentage.

“Initial Share Price” means the Common Stock’s five trading-day trailing average market closing price over the period ending on (and including) [______].

“Leasing Volume” means, with respect to the Company’s Total Office Portfolio, the aggregate number of square feet subject to leases executed during the Operational Performance Period.

“Operational Performance” means the Company’s achievement of the Operational Performance Goals during the Operational Performance Period.

“Operational Performance Period” means the period beginning on [______] and ending on [______], unless terminated earlier in connection with a Change in Control or a Qualifying Termination, as provided herein.

“Operational Performance Goals” means performance goals with respect to (i) Leasing Volume; (ii) Annual Net Debt to Annual Gross Asset Value; and (iii) G&A to Consolidated Gross Assets.

Exhibit 10.1

“Performance Period” means the period beginning on [______] and ending on [______], unless terminated earlier in connection with a Change in Control or a Qualifying Termination, as provided herein.

“Performance Units” means [______] Performance Units.

“Quarterly Gross Asset Value” means the Company’s “Investment in real estate, at cost”, plus “Deferred leasing costs and lease intangible assets, net” plus net “Investment in unconsolidated real estate entity” excluding the impact of “Accumulated depreciation and amortization”, in each case calculated as of the end of a fiscal quarter during the Operational Performance Period (or, if applicable, as of the date of a Change in Control or Qualifying Termination) in accordance with the same methodology used to calculate such metric as reported in the Company’s Form 10-K filed with the Securities and Exchange Commission.

“Quarterly Net Debt” means the Company’s total debt (secured and unsecured), less cash and cash equivalents (including restricted cash pertaining to debt), less consolidated joint venture partners’ share of debt, plus the Company’s share of debt from unconsolidated, in each case calculated as of the end of a fiscal quarter during the Operational Performance Period (or, if applicable, as of the date of a Change in Control or Qualifying Termination) in accordance with the same methodology used to calculate such metric as reported in the Company’s Form 10-K filed with the Securities and Exchange Commission.

“REIT Index” means the FTSE NAREIT Equity Office Index (or any successor or replacement index thereto), or, in the event there is no successor or replacement index, or such index is discontinued or its methodology is significantly changed, a comparable index selected by the Administrator in its good faith discretion.

“Relative TSR Performance” means, as of any given date, a percentage equal to the difference obtained by subtracting the Index Return Percentage from the Company TSR Percentage.

“Relative TSR Performance Vesting Percentage” is determined in accordance with the following table.

	Relative TSR Performance	Relative TSR Performance Vesting Percentage
“Threshold Level”		60%
“Target Level”		80%
“Maximum Level”		100%

In the event that the Relative TSR Performance falls between the Threshold Level and the Target Level or between the Target Level and the Maximum Level, the Relative TSR Performance Vesting Percentage shall be determined using straight line linear interpolation between the applicable levels.

“Total Office Portfolio” means the Company’s [________]-square-foot, total office portfolio, as of [______] (such square footage, as may be adjusted during the Operational Performance Period due to re-measurement or re-leasing of the applicable assets, all in the ordinary course of business). For the sake of clarity, measurements with respect to the Total Office Portfolio shall be rendered with respect to the assets identified as of [______], regardless of the qualification of additional assets for inclusion within the Company’s total office portfolio during the Operational Performance Period.

“Vested Performance Units” means the Vested Performance Units

“Vesting Date” means [______], or any date on which accelerated vesting occurs with respect to the Performance Units as set forth in Sections 2.2(b) or 2.2(c) hereof.